Exhibit 99.1

KAMALA D. HARRIS

Attorney General of California

KATHLEEN E. FOOTE

Senior Assistant Attorney General

455 Golden Gate Avenue, Suite 11000

San Francisco, CA 94102-7004

CHERYL L. JOHNSON

Deputy Attorney General

State Bar No. 66321

300 S. Spring Street, Suite 1700

Los Angeles, CA 90013

Telephone: (213) 897-2688

Fax: (213) 897-2801

E-mail: Cheryl.Johnson@doj.ca.gov

Attorneys for Plaintiff

The People of the State of California

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

THE PEOPLE OF THE STATE OF CALIFORNIA,	Case No.

COMPLAINT FOR EQUITABLE RELIEF
Plaintiff,

v.

MEDCO HEALTH SOLUTIONS, INC.

Defendant.

Complaint for Equitable Relief

Plaintiff, the People of the State of California (“the State”), by and through Kamala D. Harris, Attorney General of the State of California, alleges as follows:

INTRODUCTION

This civil enforcement action is brought under Business and Professions Code Sections 17200 et seq. (the Unfair Competition Law) and Sections 16700 et seq. (the Cartwright Act) against defendant Medco Health Solutions, Inc. (“Medco”). Medco and its subsidiaries constitute a pharmacy benefit manager (“PBM”), an entity that contracts with health plans, employers, labor unions, and other similar entities to administer the prescription drug component of health insurance plans. In 2005, the California Public Employees’ Retirement System (“CalPERS”) issued a request for proposal for the provision of pharmacy benefits services to its members (the “2005 RFP”). Numerous PBMs, including Medco, responded to the 2005 RFP. Pursuant to the RFP process, Medco was awarded the CalPERS PBM contract.

PARTIES

1. Kamala D. Harris is the duly elected Attorney General of the State of California and is the chief law enforcement officer of the State. The Attorney General is authorized by Government Code Sections 12658 and 12660 and by Business and Professions Code Sections 16754, 16755, and 17204 to bring actions in the name of the People of the State of California to enforce the Unfair Competition Law and Cartwright Act, and brings this action in her law enforcement capacity.

2. Defendant Medco is a Delaware corporation with its principal place of business in Franklin Lakes, New Jersey, and at all times relevant to this Complaint, was engaged in the business of providing PBM services. Defendant conducted business in the State of California by bidding on the 2005 RFP and providing services to CalPERS under the PBM contract awarded pursuant to that RFP. Whenever reference is made in this Complaint to any act of Defendant Medco, that allegation shall be deemed to mean that Defendant did or authorized the acts alleged in this Complaint through its principals, officers, directors, employees, members, agents, consultants and/or representatives while they were acting within the actual or ostensible scope of their authority. Medco’s conduct described in this Complaint occurred in the County of San Francisco and throughout the State of California.

JURISDICTION AND VENUE

3. The Court has proper jurisdiction over this action under Section 410.10 of the California Code of Civil Procedure and Business and Professions Code Sections 16754, 17200 et seq.

Complaint for Equitable Relief

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4. Jurisdiction over Medco is proper because it has purposely availed itself of the privilege of conducting business activities in California and because it currently maintains systematic and continuous business contacts with this State, has numerous customers who do business with Medco from locations across this State, and provides PBM services to residents of the State of California.

5. Venue is proper in this Court because Medco engaged in transactions in this County, and because Medco has received profits from engaging in transactions in California.

RELEVANT EVENTS

6. CalPERS offers pharmacy benefits services to its members located throughout the State of California. Medco served as CalPERS’ PBM from 1989 until 2002, at which point CalPERS, after soliciting competitive bids, transitioned the business to another PBM under a three-year contract scheduled to end on December 31, 2005.

7. In 2003, CalPERS initiated an audit of Medco’s services under the PBM contract that ended in 2002. At times during the audit process, CalPERS was represented by a private law firm. Upon information and belief, Medco stated that it had concerns that the law firm would file a lawsuit regarding Medco’s PBM services because the law firm had, at that time, already initiated a number of lawsuits against PBMs raising similar issues and seeking several hundred million dollars in damages.

8. In or around May or June 2004, Medco retained a consultant, Alfred Robles Villalobos, a former CalPERS Board member. Medco has stated that it retained Villalobos to assist Medco in responding to CalPERS’ audit demands and that Mr. Villalobos was retained on the basis of his experience with CalPERS to work with CalPERS regarding the audit, to provide Medco an opportunity to be heard in that context and to assist Medco in tailoring its responses to the issues raised to the understanding of senior CalPERS’ staff. Upon information and belief, Mr. Villalobos was retained by Medco for the further purpose of assisting Medco in the bidding process for pharmacy benefit management contracts with CalPERS and other pension funds. Medco maintains that it included in the contract and orally affirmed with Mr. Villalobos that he would follow all laws and regulations in his communications with CalPERS, its employees and its Board members. Medco paid Mr. Villalobos’ firm, ARVCO Capital Research, L.L.C., $4 million for his services over the course of a year and a half. Thereafter, Medco entered into a separate one-year, renewable contract pursuant to which it agreed to pay Mr. Villalobos’ firm $20,000 per month as a retainer for additional consulting services. The consulting relationship pursuant to that contract lasted four years.

Complaint for Equitable Relief

9. In 2004 and 2005, Medco worked with CalPERS to resolve the audit issues. Ultimately, the vast majority of issues were resolved and Medco paid CalPERS less than $200,000 to resolve the remaining disputed issues. According to Medco, the audit was resolved in principle by October 2005.

10. On May 23, 2005, CalPERS issued the 2005 RFP, Request for Proposal No. 2004-3521, for the provision of pharmacy benefits services to its members. Medco responded to the RFP, as did a number of other PBMs. In their review of the responses to the 2005 RFP, CalPERS staff and the Health Benefits Committee of the CalPERS Board of Administration ranked Medco’s bid the highest, and, on October 18, 2005, the Health Benefits Committee of CalPERS awarded the PBM business to Medco, subject to successful contract negotiations, a decision that was ratified by the CalPERS Board of Administration (the “CalPERS Board”). On December 14, 2005, the CalPERS Board ratified the PBM contract executed by Medco and CalPERS, CalPERS Agreement No. 2005-3789. Pursuant to that agreement, Medco served as CalPERS’ PBM beginning on July 1, 2006. On June 20, 2011, CalPERS entered into a contract with another PBM. Medco continued to serve as CalPERS’ PBM through December 31, 2011.

11. The State is informed and believes and thereon alleges that after May 21, 2004, Medco:

(a) failed to exercise sufficient controls to ensure that all compensation to Mr. Villalobos, including compensation for expenses, was for legitimate business purposes and not used to fund improper gifts, payments or campaign contributions to CalPERS Board members or staff; and

(b) failed to exercise sufficient controls to ensure that Mr. Villalobos, as its agent, refrained from meeting with CalPERS Board members and officials during the period of restricted communications during the competitive bid process.

Complaint for Equitable Relief

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FIRST CAUSE OF ACTION

VIOLATION OF BUSINESS AND PROFESSIONS CODE SECTION 17200

(UNFAIR COMPETITION)

12. Plaintiff realleges and incorporates by reference paragraphs 1-11 above, as though they are set forth in full.

13. Defendant has engaged in unfair competition as defined in Business and Professions Code Section 17200 et seq. by failing to exercise sufficient controls over its consultant, Mr. Villalobos.

SECOND CAUSE OF ACTION

VIOLATION OF BUSINESS AND PROFESSIONS CODE SECTION 16720

(CARTWRIGHT ACT)

14. Plaintiff realleges and incorporates by reference paragraphs 1-11 above, as though they are set forth in full.

15. Defendant has engaged in a restraint of trade as prohibited by Business and Professions Code Section 16720 et seq. by failing to exercise sufficient controls over its consultant, Mr. Villalobos.

PRAYER FOR RELIEF

WHEREFORE, the State prays for judgment as follows:

1. Pursuant to Business and Professions Code Sections 16754.5 and 17203, that Medco be permanently enjoined from engaging in any unfair competition as defined in California Business and Professions Code Section 17200 et seq., including, but not limited to, the acts and practices alleged in this complaint;

Complaint for Equitable Relief

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2. For an order requiring that Medco review, revise, and/or institute policies and procedures to provide assurance that Medco and its consultants, agents and representatives do not violate California’s Unfair Competition Laws or the Cartwright Act in connection with the competitive bid process or contracting process of any California governmental or quasi- governmental agency;

3. Pursuant to Business and Professions Code Section 17206, that the Court assess a civil penalty of two thousand dollars for each violation of the Unfair Competition Law, as proved at trial;

4. For the costs of investigation and disbursements incurred by the State, including reasonable attorneys fees; and

5. For such other and further relief as the Court deems just and proper.

Dated: March 23, 2012	Respectfully Submitted,

KAMALA D. HARRIS
Attorney General of California

/s/ Kathleen E. Foote
KATHLEEN E. FOOTE
Senior Assistant Attorney General
455 Golden Gate Avenue, Suite 11000
San Francisco, CA 94102-7004

CHERYL L. JOHNSON
Deputy Attorney General
300 S. Spring Street, Suite 1700
Los Angeles, CA 90013
Telephone: (213) 897-2688
Fax: (213) 897-2801
E-mail: Chery1.Johnson@doj.ca.gov

Attorneys for Plaintiff

Complaint for Equitable Relief